UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009 [February 3, 2009]

CASCADE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation)	333-124284 (Commission File Number)	98-0440633 (IRS Employer Identification No.)

1530 – 9th Ave S.E., Calgary, Alberta                T2G 0T7
 (Address of principal executive offices)               (Zip Code)

(403) 693-8000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICER

Resignation of Principal Officer:

On February 2, 2009, Mr. Rick Walchuk, the President of Cascade Technologies Corp. (the “Company”), informed the Board of Directors of the Company that he was resigning as President of the Company effective immediately.  Mr. Walchuk did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Election of Directors and Officers:

On February 3, 2009, Mr. Dwayne Flett was elected to the Board of Directors of the Company and as President of the Company.   Mr. Flett  is the President, Chief Executive Officer and sole shareholder of Dig-It Contracting Ltd., a general contracting company specializing in industrial and commercial projects.  Mr. Flett previously spent 14 years involved in the management of his family’s business, dealing with human resources as well as client relations.  This is Mr. Flett’s first board position with a reporting Issuer.  Mr. Flett will serve as the President and Chief Executive Officer of the Company and will work closely with the Company’s Board of Directors and officers  in planning our business development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE TECHNOLOGIES CORP.

By:  /s/ Jacqueline Danforth
Name:  Jacqueline Danforth
Title: Secretary, Chief Financial Officer & Director
Date: February 6, 2009